2000 LEVERAGED INCENTIVE PLAN (LIP) SPECIFICATIONS

PLAN  CONCEPT
-------------

The Leveraged Incentive Plan (LIP) provides an intermediate-term cash incentive award for a select group of executives whose actions can positively impact shareholder value. The amount of the award will be based on Ralston Purina Company Controllable Earnings and total shareholder return compared to a group of peer companies.

ELIGIBILITY
-----------

Eligibility for this plan has been limited to certain key executives nominated by the Chief Executive Officer and approved by the Human Resources Committee of the Board of Directors.

Participants must remain employed by the Company throughout the three-year performance period to be eligible to receive payment under the Plan. However, payments will be made, depending upon Company performance, in cases of voluntary termination at age 50 or older, long-term disability, death, discharge determined by the Committee or its delegee to be related to the sale of a business or business unit, other involuntary termination at any age, or the Company's ceasing to be publicly traded at which time the Plan automatically terminates. However, no payments would be made in the case of a termination for cause as determined by the Committee.

PERFORMANCE  MEASURES
---------------------

Average compound growth in Controllable Earnings (as described in Attachment 1) will be measured over a three-year period beginning October 1, 2000 and ending September 30, 2003. Appropriate adjustments will be made at the discretion of the Human Resources Committee in the event of divestiture, acquisition, recapitalization, or other financial restructuring.

In calculating the beginning and ending stock price under the Plan, the average of the closing price for the ten trading days prior to October 1st, 2000 and September 30, 2003 will be used.

AWARD  OPPORTUNITY  -  BASE  AWARD  -  Chief  Executive  Officer
-------------------------------------

A cash award will be made at the end of the three-year period based on the following schedule:




             COMPOUND GROWTH IN
            CONTROLLABLE EARNINGS*                              PLAN WILL PAY THIS % OF SALARY**
              16% or Higher                                            133 1/3%
                   15%                                                     120%
                   14%                                                 106 2/3%
                   13%                                                  93 1/3%
                   12%                                                      80%
                   11%                                                  66 2/3%
                   10%                                                      60%
                    9%                                                  55 1/2%
                    8%                                                  46 2/3%
                    7%                                                      40%
                    6%                                                  33 1/3%
              Less than 6%                                                   0%

*  Controllable Earnings before special items such as acquisitions or divestitures
**Defined as aggregate salary over the three-year period. Amounts in between those shown above will be calculated using straight-line interpolation.

AWARD  OPPORTUNITY  -  BASE  AWARD  -  certain  executive  officers
----------------------------------

A cash award will be made at the end of the three-year period based on the following schedule:




             COMPOUND GROWTH IN
            CONTROLLABLE EARNINGS*                              PLAN WILL PAY THIS % OF SALARY**
              16% or Higher                                            100%
                   15%                                                  90%
                   14%                                                  80%
                   13%                                                  70%
                   12%                                                  60%
                   11%                                                  50%
                   10%                                                  45%
                    9%                                                  40%
                    8%                                                  35%
                    7%                                                  30%
                    6%                                                  25%
              Less than 6%                                               0%

*  Controllable Earnings before special items such as acquisitions or divestitures
**Defined as aggregate salary over the three-year period. Amounts in between those shown above will be calculated using straight-line interpolation.

AWARD  OPPORTUNITY  -  BASE  AWARD  -  certain  executive  officers
----------------------------------

A cash award will be made at the end of the three-year period based on the following schedule:


             COMPOUND GROWTH IN
            CONTROLLABLE EARNINGS*                              PLAN WILL PAY THIS % OF SALARY**
              16% or Higher                                             75%
                   15%                                                67.5%
                   14%                                                  60%
                   13%                                                52.5%
                   12%                                                  45%
                   11%                                                37.5%
                   10%                                               33.75%
                    9%                                                  30%
                    8%                                               26.25%
                    7%                                                22.5%
                    6%                                               18.75%
              Less than 6%                                               0%

*  Controllable Earnings before special items such as acquisitions or divestitures
**Defined as aggregate salary over the three-year period. Amounts in between those shown above will be calculated using straight-line interpolation.


               2000 LEVERAGED INCENTIVE PLAN SPECIFICATIONS (CONT)

ADDITIONAL  AWARD  OPPORTUNITY  -  PEER  GROUP  AWARD
-----------------------------------------------------


If Ralston Purina Company's three-year Total Shareholder Return performance meets or exceeds the 75th percentile of its performance peer group, the Standard & Poor (S&P) Food Index, (see below), an amount equal to 50% of the maximum you
                                                          ---
could earn under the Base Award will be deferred for you in Ralston Purina stock equivalents in an account established in your name in the Equity Option of the Deferred Compensation Plan for Key Employees. This peer-group payout, if earned, will be made irrespective of the absolute level of Controllable Earnings. Attachment 2 provides a sample calculation of both the peer group and base award.

S&P  FOOD  INDEX  -  PEER  GROUP
--------------------------------

Campbell  Soup  Company                  The  Quaker  Oats  Company
ConAgra  Inc.                            Ralston  Purina  Company
General  Mills                           Sara  Lee  Company
H.  J.  Heinz                            Unilever
Hershey  Foods  Corporation              Wm.  Wrigley Jr. Company
Kellogg  Company

FORM  AND  TIMING  OF  PAYMENT
------------------------------

The base award will be made after the close of the three-year performance period in cash or can be deferred into any of the options available in the Deferred Compensation Plan for Key Employees, if so elected by Plan participants substantially in advance of the date the amount of award would be determinable. Deferral into the Plan may also be mandated by the Human Resources Committee to assure compliance with the deductibility provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. There will be no Company match on any deferrals of LIP payments in the Deferred Compensation Plan, including deferrals into the Equity Option. The peer group payout, if any, will remain deferred in the Equity Option with no transfer permitted to another fund. In the period after retirement (including "early" retirement), termination, death or long-term disability, but before final distribution, an election could be made to transfer such deferral. Upon a Change in Control any deferred Ralston Purina stock equivalent accounts would be converted to the Prime Rate Account in the Deferred Compensation Plan for Key Employees.

When a pro-rata payment is due to a participant for reasons described under Eligibility, such pro-rata payments will be based upon performance of the
    -------
Company  through  the fiscal quarter ending coincident with or immediately prior
    --
to the date of the event giving rise to the payment and will be paid as soon as practicable.

The  Company  reserves  the  right  to  terminate  the  Plan  at  any  time.

The value of awards, to the extent permitted by applicable benefit plans, will be included in annual benefit earnings.

                                                  ATTACHMENT  1
                                                  -------------


                              Controllable Earnings
                              ---------------------

Growth in Controllable Earnings is one of the factors used to calculate payouts in the LIP program. Controllable Earnings is defined as total operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the operating units. The interest cost is calculated on a country by country basis using the local country short-term interest rate for the period times the average working capital invested in the particular country. The total interest charge is the sum of individual countries. Average working capital is based on the beginning and ending working capital for the period. Working Capital equals current assets less current liabilities, excluding outside notes payable, current maturities of long term debt, reserve for contingencies, and inter-company accounts payable. Controllable Earnings are reported after the end of each fiscal quarter.